Exhibit 99.1

PIEtech, Inc.

Financial Statements

December 31, 2018 and 2017

PIEtech, Inc.

Table of Contents

Page
Report of Independent Auditors	1

Financial Statements:
Balance Sheets	3
Statements of Income	4
Statements of Changes in Stockholders' Equity	5
Statements of Cash Flows	6-7
Notes to Financial Statements	8

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of PIEtech, Inc.

We have audited the accompanying financial statements of PIEtech, Inc., which comprise the balance sheet as of December 31, 2018, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PIEtech, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

Prior Period Financial Statements

The financial statements of PIEtech, Inc. as of December 31, 2017, were audited by other auditors whose reported dated June 14, 2019, expressed an unmodified opinion on those statements.

/s/ Keiter

June 14, 2019
Glen Allen, Virginia

PIEtech, Inc.

Balance Sheets
December 31, 2018 and 2017

	2018	2017
Assets
Current assets:
Cash and cash equivalents	$20,823,288	$16,896,364
Certificates of deposit	3,070,998	2,682,595
Accounts receivable	1,793,004	1,070,843
Due from related party	—	51,968
Prepaid expenses and other current assets	801,148	792,609
Total current assets	26,488,438	21,494,379

Property and equipment, net	8,269,302	7,837,846
Internally developed software, net	4,485,388	4,044,173
Intangible assets, net	91,116	98,766
Equity in joint venture	1,136,506	—
Other non-current assets	1,518,230	920,361
	$41,988,980	$34,395,525

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$485,119	$821,819
Accrued expenses	534,951	519,760
Deferred revenue	10,702,213	8,367,632
Note payable to former stockholder, current portion	489,580	489,580
Total current liabilities	12,211,863	10,198,791

Long-term liabilities:
Note payable to former stockholder, long-term	—	489,580
Deferred revenue, non-current	817,664	866,715
Total liabilities	13,029,527	11,555,086

Stockholders' equity:
Common stock, no par value, 25,000 shares
authorized, 11,481 shares issued and outstanding	1,649,981	1,649,981
Retained earnings	27,309,472	21,190,458
Total stockholders' equity	28,959,453	22,840,439
	$41,988,980	$34,395,525

See accompanying notes to financial statements.

PIEtech, Inc.

Statements of Income
Years Ended December 31, 2018 and 2017

	2018	2017
Revenue:
Software license fees	$40,996,361	$32,596,344
Software customization fees	2,375,438	2,280,816
Software training fees	496,516	508,858

Total revenue	43,868,315	35,386,018

Operating expenses:
Compensation and benefits	14,577,280	15,018,289
General and administration	9,085,341	7,622,947
Depreciation and amortization	2,846,965	2,314,557
Total operating expenses	26,509,586	24,955,793

Income from operations	17,358,729	10,430,225

Other income (expense):
Interest income	300,772	78,134
Interest expense	(14,704)	(12,109)
Equity in loss from unconsolidated joint venture	(63,494)	—
Other loss	(25,833)	—

Total other income (expense), net	196,741	66,025

Net income	$17,555,470	$10,496,250

See accompanying notes to financial statements.

PIEtech, Inc.

Statements of Changes in Stockholders' Equity
Years Ended December 31, 2018 and 2017

	Common Stock	Note Receivable from Stockholder	Retained Earnings	Total Stockholders' Equity
Balance at January 1, 2017	$3,149,981	$(1,527,150)	$17,856,783	$19,479,614
Accrued interest to stockholder	—	(6,811)	—	(6,811)
Retirement of accrued interest
from stockholder	—	33,961	—	33,961
Retirement of common stock	(1,500,000)	1,500,000	(1,502,700)	(1,502,700)
Distributions to stockholders	—	—	(5,659,875)	(5,659,875)
Net income	—	—	10,496,250	10,496,250
Balance at December 31, 2017	1,649,981	—	21,190,458	22,840,439
Adoption of ASC 606	—	—	877,536	877,536
Distributions to stockholders	—	—	(12,313,992)	(12,313,992)
Net income	—	—	17,555,470	17,555,470
Balance at December 31, 2018	$1,649,981	$—	$27,309,472	$28,959,453

See accompanying notes to financial statements.

PIEtech, Inc.

Statements of Cash Flows
Years Ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net income	$17,555,470	$10,496,250
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	2,846,965	2,314,557
Loss on disposal of property and equipment	25,834	—
Interest reinvested in certificates of deposit	(33,750)	(18,296)
Equity loss from unconsolidated joint venture	63,494	—
Accrued interest on notes receivable from stockholder	—	(6,811)
Change in operating assets and liabilities:
Accounts receivable	(722,161)	(127,543)
Prepaid expenses and other current assets	(8,539)	(321,150)
Other non-current assets	279,667	(148,987)
Accounts payable	(336,700)	349,073
Accrued expenses	15,191	208,181
Deferred revenue	2,334,581	1,253,906
Deferred revenue, non-current	(49,051)	(30,014)
Net cash provided by operating activities	21,971,001	13,969,166

Cash flows used in investing activities:
Net investments in certificates of deposit	(354,653)	—
Purchase of property and equipment	(1,280,504)	(376,903)
Capitalization of internally developed software	(2,490,082)	(2,494,234)
Proceeds from sale of property and equipment	32,766	—
Investment in joint venture	(1,200,000)	—
Net cash used in investing activities	(5,292,473)	(2,871,137)

Cash flows used in financing activities:
Due from related party	51,968	691,893
Payments on note payable - former stockholder	(489,580)	(489,579)
Distributions to stockholders	(12,313,992)	(5,659,875)
Net cash used in financing activities	(12,751,604)	(5,457,561)

Net change in cash and cash equivalents	3,926,924	5,640,468

Cash and cash equivalents - beginning of year	16,896,364	11,255,896

Cash and cash equivalents - end of year	$20,823,288	$16,896,364

See accompanying notes to financial statements.

PIEtech, Inc.

Statements of Cash Flows, Continued
Years Ended December 31, 2018 and 2017

	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$20,758	$—

Supplemental disclosure of non-cash activities:
Purchase of common stock through issuance of note
payable and retirement of notes receivable including
accrued interest from stockholder	$—	$3,002,700

See accompanying notes to financial statements.

PIEtech, Inc.

Notes to Financial Statements

1.     Organization and Summary of Significant Accounting Policies:

Nature of Business: PIEtech, Inc. (the “Company”) was incorporated in the Commonwealth of Virginia on May 6, 1997. The Company was organized to develop and market financially oriented computer software and application programs. The Company markets MoneyGuidePro® and other software to securities brokers, financial planners and other professionals.

Basis of Accounting: The financial statements are prepared in accordance with accounting standards established by the Financial Accounting Standards Board (“FASB”) to ensure consistent reporting of financial condition, results of operations and cash flows. References to U.S. generally accepted accounting principles (“GAAP”) in these footnotes are to the FASB Accounting Standards Codification, referred to as the codification or (“ASC”).

Revenue Recognition: The Company’s revenue is derived primarily from the sale of software licenses to end users and customization and implementation of the related software. Generally included within the price of the license fees are services for ongoing customer support, software maintenance, and software upgrades. Provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable, revenue is recognized as follows:
•Software customization revenue is recognized over the period the customizations are performed.
•Implementation revenue is recognized on a straight-line basis over the life of the contract
•Usage based revenue for software licenses are recognized based on usage over the term of the related license.
•Non-usage based revenue for software licenses are generally recognized on a straight-line basis over the term of the related license.
•Training revenue is recognized over the period the training is provided.

Revenues are recognized when control of these services is transferred to our customers, in an amount that reflects the consideration that we expect to be entitled to in exchange for those services. All revenue recognized in the statements of income is considered to be revenue from contracts with customers. Sales and usage-based taxes are excluded from revenues.

Cash and Equivalents: The Company considers all investment instruments with a maturity of three months or less to be cash equivalents.

Certificates of Deposit: The Company’s certificates of deposit are invested with federally insured institutions and generally have a duration of twelve months. The Company’s investments in certificates of deposit are carried at initial cost plus accrued interest.

PIEtech, Inc.

Notes to Financial Statements, Continued

1.     Summary of Significant Accounting Policies, Continued:

Accounts Receivable: Generally, the Company does not require collateral to support its accounts receivable. The Company evaluates the need for an allowance for doubtful accounts for uncollectible fees receivable. In establishing the amount of the allowance, if any, customer-specific information is considered related to delinquent accounts, including historical loss experience and current economic conditions. As of December 31, 2018, and 2017, the Company has determined that the likelihood of non-collection is low and that an allowance is unnecessary.

Property and Equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. The costs of major improvements are capitalized, while the costs of normal maintenance and repairs are charged to expense as incurred. Depreciation of furniture and equipment is computed using the straight-line method based on estimated useful lives of the depreciable assets. Leasehold improvements are amortized on a straight-line basis over their estimated economic useful lives or the remaining lease term, whichever is shorter. Improvements are capitalized, while repairs and maintenance costs are charged to operations as incurred. Assets are reviewed for recoverability whenever events or circumstances indicate the carrying value may not be recoverable. At December 31, 2018 and 2017, management has determined that these assets are not impaired.

Internally Developed Software for Internal Use: Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Maintenance and training costs are expensed as incurred. Internally developed software is amortized on a straight-line basis over its estimated useful life. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

There were no impairments of internally developed software during the years ended December 31, 2018 and 2017.

Intangible Assets: Intangible assets are recorded at cost less accumulated amortization. Costs of domain name and trademarks are amortized on a straight-line basis over a 15 year period. Intangible assets are reviewed for impairment whenever events or changes in circumstances may affect the recoverability of the net assets. Such reviews include an analysis of current results and take into consideration the undiscounted value of projected operating cash flows. No intangible asset impairment charges have been recorded for the years ended December 31, 2018 and 2017.

PIEtech, Inc.

Notes to Financial Statements, Continued

1.     Summary of Significant Accounting Policies, Continued:

Advances to and Equity in joint venture: The Company has an investment that is recorded using the equity method of accounting. The Company reviews this investment on a regular basis to evaluate the carrying amount and economic viability of the investment. This policy includes, but is not limited to, reviewing the investee’s cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes and competition. The evaluation process is based on information that the Company requests from the investee. The basis for these evaluations is subject to the timing and accuracy of the data received from these investees.

The Company uses the equity method of accounting because of its less than 50% ownership and lack of control. The Company’s interest in the earnings or losses of the privately held company are reflected in equity in earnings from unconsolidated joint venture, net on the consolidated statements of operations.

The Company’s investment is assessed for impairment when a review of the investee’s operations indicates that there is a decline in value of the investment and the decline is other than temporary. Such indicators include, but are not limited to, limited capital resources, limited prospects of receiving additional financing, and prospects for liquidity of the related securities. If an impairment occurs, the investment is written down to estimated fair value. The Company estimates fair value using a variety of valuation methodologies, including comparing the investee with publicly traded companies in similar lines of business, applying valuation multiples to estimated future operating results and estimated discounted future cash flows. There was no impairment to this investment during the year ended December 31, 2018.

Operating Leases: In certain circumstances, the Company enters into leases with free rent periods, rent escalations or lease incentives over the term of the lease. In such cases, the Company calculates the total payments over the term of the lease and records them ratably as rent expense over that term.

Recent Accounting Pronouncements: In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which amends the existing accounting standards for revenue recognition, and all subsequent ASUs that modified Topic 606 (“ASC 606”). The Company has adopted this guidance for the Company's fiscal year beginning January 1, 2018 and this change is reflected in these financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” This update amends the requirements for assets and liabilities recognized for all leases longer than twelve months. Lessees will be required to recognize a lease liability measured on a discounted basis, which is the lessee’s obligation to make lease payments arising from the lease, and a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The Company will adopt the new standard on its effective date of January 1, 2019 using the cumulative-effect adjustment transition method with certain available transitional practical expedients.

PIEtech, Inc.

Notes to Financial Statements, Continued

1.     Summary of Significant Accounting Policies, Continued:

The standard will have a material impact on our balance sheets and related disclosures but will not have a material impact on our statements of income. The most significant impact will be the recognition of ROU assets and lease liabilities for operating leases.

The Company currently estimates adoption of ASU 2016-02 will result in the recognition of ROU assets and lease liabilities for operating leases of approximately $2,123,000 and $2,286,000, respectively, as of January 1, 2019. The difference between the ROU assets and lease liabilities primarily represents the existing deferred rent liabilities, resulting from historical straight-lining of operating leases, which was reclassified upon adoption to reduce the measurement of the ROU assets.

In June 2016, the FASB issued ASU 2016-13, "Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)". This update significantly changes the way that entities will be required to measure credit losses. The new standard requires that entities estimate credit losses based upon an "expected credit loss" approach rather than the "incurred loss" approach, which is currently used. The new approach will require entities to measure all expected credit losses for financial assets based on historical experience, current conditions, and reasonable forecasts of collectability. The change in approach is anticipated to impact the timing of recognition of credit losses. This ASU will become effective for beginning January 1, 2020. Early adoption is permitted for fiscal years beginning January 1, 2019. The Company is currently evaluating the potential impact of this guidance on our consolidated financial statements.

Management Estimates:     Management of the Company has made certain estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with GAAP. Areas requiring the use of management estimates relate to estimating uncollectible receivables, revenue recognition, intangible and other long-lived assets, uncertain tax positions and sales tax liabilities. Actual results could differ materially from those estimates.

Income Taxes: Effective July 1, 2006, the Company elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. As a result, the Company does not incur any income tax obligations, unless there is a substantial sale of the assets of the Company that could cause the Company to incur a built-in gains tax based on the excess of the sale price over the fair market value of the assets sold as of the date of the S election. Any possible liability of a built-in gains tax decreases ratably over a period expiring 10 years after the effective date of the S election. As of December 31, 2018, the Company is no longer subject to U.S. Federal tax examinations for year-ends prior to December 31, 2015. With limited exceptions, the Company is no longer subject to income tax examinations for the years prior to December 31, 2014.

PIEtech, Inc.

Notes to Financial Statements, Continued

1.     Summary of Significant Accounting Policies, Continued:

The Company follows authoritative guidance related to how uncertain tax positions should be recognized, measured, disclosed and presented in the consolidated financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. The tax benefits recognized in the consolidated financial statements from tax positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Concentrations and Credit Risk:     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, certificates of deposit and receivables. The Company maintains its cash in multiple financial institutions with balances that regularly exceed federally insured limits. Certificates of deposit are held with multiple financial institutions to mitigate credit risk. Receivables, consisting principally of trade accounts receivable, result from contracts with customers in the United States. Credit is extended to customers after an evaluation for credit worthiness. At December 31, 2018, one customer accounted for 12% of accounts receivable and at December 31, 2017, two customers accounted for 27% of accounts receivable. For the years ended December 31, 2018 and 2017, one customer accounted for 9% and 11% of total revenue, respectively.

Advertising Costs: Advertising costs are expensed as incurred and are included in operating expenses in the accompanying statements of income. For the years ended December 31, 2018 and 2017, advertising costs were $403,848 and $321,710, respectively.

Subsequent Events: Management has evaluated subsequent events through June 14, 2019, the date the financial statements were available for issuance. On March 14, 2019, the Company entered into a merger agreement (the “Merger Agreement”) with Envestnet, Inc. (“Envestnet”). Pursuant to the Merger Agreement, PIEtech will merge with and into Envestnet, with Envestnet continuing as the surviving corporation. This transaction closed on May 1, 2019.

2.     Revenue:

On January 1, 2018, the Company adopted ASU 2014-09 and all subsequent ASUs that modified Topic 606 (“ASC 606” or “new revenue standard”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. The Company recognized the cumulative effect of the initial application of the new revenue standard as an adjustment to the opening balance of retained earnings on January 1, 2018. The comparative information has not been restated and will continue to be reported under the accounting standards in effect for those periods. The Company does not expect the adoption of the new revenue standard to have a material impact to the results of operations on an ongoing basis.

PIEtech, Inc.

Notes to Financial Statements, Continued

2.     Revenue, Continued:

The majority of our revenues continue to be recognized when services are provided. The adoption of the new revenue standard primarily impacts the deferral of incremental direct costs in obtaining contracts with customers.

The cumulative effect of the changes made to the Company’s balance sheets as of January 1, 2018 for the adoption of the new revenue standard was as follows:

	Balance at December 31, 2017	Cumulative Catch-up Adjustments	Opening Balance at January 1, 2018
Balance Sheets
Assets:
Other non-current assets	$920,361	$877,536	$1,797,897

Equity:
Retained earnings	21,190,458	877,536	22,067,994

In accordance with the new revenue standard requirements, the impact of adoption on the Company’s statements of income and balance sheets was as follows:

	Year Ended December 31, 2018
	As Reported	Without Adoption of ASC 606	Effect of Change Higher/(Lower)
Statement of Income
Revenues:
Software license fees	$40,996,361	$40,996,361	$—
Software customization fees	2,375,438	2,375,438	—
Software training fees	496,516	496,516	—
Total revenue	43,868,315	43,868,315	—

Operating expenses:
Compensation and benefits	14,577,280	14,719,980	(142,700)
General and administration	9,085,341	9,085,341	—
Depreciation and amortization	2,846,965	2,846,965	—
Total Operating expenses	26,509,586	26,652,286	(142,700)
Income from operations	17,358,729	17,216,029	142,700
Net income	$17,555,470	$17,412,770	$142,700

PIEtech, Inc.

Notes to Financial Statements, Continued

2.	Revenue, Continued:

	Year Ended December 31, 2018
	As Reported	Without Adoption of ASC 606	Effect of Change Higher/(Lower)
Balance Sheets
Assets:
Other non-current assets	$1,518,230	$497,994	$1,020,236

Equity:
Retained earnings	27,309,472	26,289,236	1,020,236

The adoption has no impact on the Company’s statement of cash flows.

Remaining performance obligations: The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially satisfied) as of December 31, 2018:

Years ending December 31,
2019	$36,073,540
2020	29,428,830
2021	9,566,064
2022	5,843,558
2023	1,097,500
Total	$82,009,492
Only fixed consideration from significant contracts with customers is included in the amounts presented above.

Contract Balances: The Company records contract liabilities (deferred revenue) when cash payments are received in advance of its performance. The term between invoicing date and when payment is due is generally not significant. For the majority of its arrangements, the Company requires advance quarterly payments before the services are delivered to the customer.

Deferred revenue primarily consists of implementation fees, professional services, and subscription fee payments received in advance from customers.

Contract assets would exist when revenues have been recorded (i.e. control of goods or services has been transferred to the customer) but customer payment is contingent on a future event beyond the passage of time (i.e. satisfaction of additional performance obligations). The Company does not have any material contract assets. Unbilled receivables, which are not classified as contract assets, represent arrangements in which revenues have been recorded prior to billing and right to payment is unconditional.

PIEtech, Inc.

Notes to Financial Statements, Continued

2.	Revenue, Continued:

The opening and closing balances of the Company’s billed receivables, unbilled receivables and deferred revenues are as follows:

	Receivables, which are included in accounts receivable	Unbilled receivables, which are included in accounts receivable	Deferred Revenue (current)	Deferred Revenue (non-current)
Ending balance as of December 31, 2017	$664,321	$406,522	$8,367,632	$866,715
Increase (decrease), net	334,621	387,540	2,334,581	(49,051)
Ending balance as of December 31, 2018	$998,942	$794,062	$10,702,213	$817,664

The increase in receivables is primarily a result of growth in revenue and the timing of payments on software licenses during the year ended December 31, 2018.

The increase in unbilled receivables is primarily driven by revenue recognized in excess of billings related to software licenses during the year ended December 31, 2018.

The increase in deferred revenue is primarily the result of increased subscription-based services during the year ended December 31, 2018, most of which will be recognized over the course of the next twelve months.

The amount of revenue recognized that was included in the opening deferred revenue balance was $8,367,632 and $7,113,726 for the years ended December 31, 2018 and 2017, respectively. The amount of revenue recognized from performance obligations satisfied in prior periods was not material.

PIEtech, Inc.

Notes to Financial Statements, Continued

2.	Revenue, Continued:

Deferred sales incentive compensation: Deferred sales incentive compensation was $1,020,236 as of December 31, 2018. Amortization expense for deferred sales incentive compensation was $336,896 for the year ended December 31, 2018. No significant impairment loss for capitalized costs was recorded during this period.

Sales incentive compensation earned by the Company’s sales force is considered an incremental and recoverable cost to acquire a contract with a customer. Sales incentive compensation for initial contracts is deferred and amortized on a straight-line basis over the period of benefit, which the Company has determined to be five years. The Company determined the period of benefit by taking into consideration its customer contracts, life of the technology and other factors. Sales incentive compensation for renewal contracts are deferred and amortized on a straight-line basis over the related contractual renewal period. Deferred sales incentive compensation is included in other non-current assets on the balance sheets and amortization expense is included in compensation and benefits expenses on the statements of income.

The Company has applied the practical expedient to recognize the incremental costs of obtaining contracts as an expense when incurred if the amortization period would have been one year or less. These costs are included in compensation and benefits expenses on the statements of income.

3.     Prepaid Expenses and Other Current Assets:

Prepaid expenses and other current assets consist of the following:

	December 31,
	2018	2017
Prepaid technology	$425,827	$312,229
Prepaid insurance	198,549	165,460
Prepaid taxes	21,740	21,814
Other prepaid expenses	155,032	293,106
Total	$801,148	$792,609

PIEtech, Inc.

Notes to Financial Statements, Continued

4.     Property and Equipment:

Property and equipment consist of the following:

	Estimated Useful Life	December 31,
		2018	2017
Cost:
Land	not applicable	$2,873,762	$2,873,762
Building	39 years	2,640,586	2,663,979
Furniture and fixtures	7 years	789,327	746,327
Computer equipment and software	3 years	2,810,762	2,220,346
Office equipment	5 years	293,684	224,234
Automotive equipment	5 years	270,309	270,309
Building improvements	7-39 years	2,195,371	2,195,371
Leasehold improvements	Shorter of the lease term or useful life of the asset	2,069,445	1,536,225
		13,943,246	12,730,553
Less: accumulated depreciation and amortization		(5,673,944)	(4,892,707)
Total		$8,269,302	$7,837,846

Depreciation and amortization expense for the years ended December 31, 2018 and 2017 was $790,448 and $708,516, respectively.

5.     Internally Developed Software:

Internally developed software consists of the following:

	Estimated Useful Life	December 31,
		2018	2017
Internally developed software	3 years	$9,024,022	$6,533,940
Less: accumulated depreciation and amortization		(4,538,634)	(2,489,767)
Total		$4,485,388	$4,044,173

Amortization expense for the years ended December 31, 2018 and 2017 was $2,048,867 and $1,598,373, respectively.

PIEtech, Inc.

Notes to Financial Statements, Continued

6.     Intangible Assets:

The Company’s intangible assets consisted of the following at December 31, 2018:

	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite lived intangible assets:
Domain name	15 years	$81,886	$(19,152)	$62,734
Trademarks	15 years	32,861	(7,686)	25,175
Patents	not applicable	3,207	—	3,207
		$117,954	$(26,838)	$91,116

The Company’s intangible assets consisted of the following at December 31, 2017:

	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Definite lived intangible assets:
Domain name	15 years	$81,886	$(13,693)	$68,193
Trademarks	15 years	32,861	(5,495)	27,366
Patents	not applicable	3,207	—	3,207
		$117,954	$(19,188)	$98,766

Amortization expense for the years ended December 31, 2018 and 2017 was $7,650 and $7,668, respectively.

On January 1, 2016, the domain name with a net carrying amount of $79,156 was transferred to the Company from a related party. Amortization expense amounted to $5,459 for 2018 and 2017. Estimated amortization for the next five years is $5,459 per year with remaining amortization of $35,439 thereafter.

On January 1, 2017, the trademark with a net carrying amount of $29,575 was transferred to the Company from a related party. Amortization expense amounted to $2,191 for 2018 and $2,209 for 2017. Estimated amortization for the next five years is $2,191 per year with remaining amortization of $14,220 thereafter.

On January 1, 2017, the patent with gross carrying amount of $3,207 was transferred to the Company from a related party. The patent is pending as of December 31, 2018. It will start amortizing over 15 years after the patent is issued.

PIEtech, Inc.

Notes to Financial Statements, Continued

7.     Equity in Joint Venture:

In November 2018, the Company acquired approximately 27% of the outstanding membership interests of a privately held company for cash consideration of $1,200,000. In accordance with the agreement, the Company is required to make future capital contributions of $1,200,000 and $1,100,000 in 2019 and 2020, respectively, subject to certain conditions. The Company uses the equity method of accounting to record its portion of this privately held company’s net income or loss.

The following is a summary of the financial information as of December 31, 2018 and for the period from November 30, 2018 to December 31, 2018:

Total assets	$2,164,628
Total liability	$376
Total equity	$2,164,252
Revenues	$—
Net loss	$(238,100)
Company's share of net loss	$(63,494)

8.     Other Non-Current Assets:

Other non-current assets consist of the following:

	December 31,
	2018	2017
Unbilled contract revenue	$768,303	$920,361
Deferred sales incentive compensation	1,020,236	—
Total	$1,788,539	$920,361

9.     Accrued Expenses:

Accrued expenses consist of the following:

	December 31,
	2018	2017
Accrued compensation and related taxes	$175,701	$226,641
Accrued rent expense	162,840	100,882
Accrued sales taxes	124,832	152,620
Interest payable to former stockholder	6,054	12,109
Other accrued expenses	65,524	27,508
Total	$534,951	$519,760

PIEtech, Inc.

Notes to Financial Statements, Continued

10.     Note Payable to Former Stockholder:

During 2017, the Company entered into a note payable with a former stockholder for the redemption of stock described in Note 11 for $1,468,739. The note bears interest at a rate of 2.12% per annum and requires three equal annual payments of principal in the amount of $489,580 plus all accrued interest, with a final payment due on April 1, 2019. The Company incurred interest expense on the note payable for the years ended December 31, 2018 and 2017 of $14,704 and $12,109, respectively.

11.     Related Party Transactions:

MoneyGuide Advisory, Inc., an affiliated company, owed the Company $11,870 as of December 31, 2017. MoneyGuide Solutions, Inc., an affiliated company, owed the Company $22,370 at December 31, 2017. Amounts totaling $17,728 were due from other related parties at December 31, 2017. No amounts were outstanding as of December 31, 2018.

The Company had a note receivable due from a stockholder in the amount of $1,500,000 at December 31, 2016 which was for the purchase of Company stock. Interest was charged at 1.81% per annum and amounted to $6,811 for 2017. The stockholder was required to repay the outstanding principal amount and interest without demand on or before January 1, 2024. On April 1, 2017, the Company repurchased the stock for $3,002,700 through retirement of the note receivable including accrued interest and issuance of a note payable to the former stockholder as described in Note 10. The repurchased stock was retired in 2017.

12.     Fair Value Measurements:

The Company follows ASC 825-10, Financial Instruments, which provides companies the option to report selected financial assets and liabilities at fair value. ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to more easily understand the effect of the Company’s choice to use fair value on its earnings. ASC 825-10 also requires entities to display the fair value of the selected assets and liabilities on the face of the balance sheets. The Company has not elected the ASC 825-10 option to report selected financial assets and liabilities at fair value.

Financial assets and liabilities recorded at fair value in the balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level I:        Inputs based on quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level II:    Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or inputs that are observable and can be corroborated by observable market data.

PIEtech, Inc.

Notes to Financial Statements, Continued

12.     Fair Value Measurements, Continued:

Level III:    Inputs reflect management’s best estimates and assumptions of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

Fair Value on a Recurring Basis

The following tables set forth the fair value of the Company’s financial assets measured at fair value in the balance sheets as of December 31, 2018 and 2017, based on the three-tier fair value hierarchy:

	December 31, 2018
	Fair Value	Level 1	Level 2	Level 3
Assets
Money market funds and other (1)	$19,276,560	$19,276,560	$—	$—
Certificates of deposit (2)	3,070,998	—	3,070,998	—
Total assets	$22,347,558	$19,276,560	$3,070,998	$—

	December 31, 2017
	Fair Value	Level 1	Level 2	Level 3
Assets
Money market funds and other (1)	$12,829,492	$12,829,492	$—	$—
Certificates of deposit (2)	2,682,595	—	2,682,595	—
Total assets	$15,512,087	$12,829,492	$2,682,595	$—

(1)
The fair values of the Company’s investments in money-market funds are based on the daily quoted market prices for the net asset value of the various money market funds and time deposit accounts which mature on a daily basis.

(2)	The fair value of the Company's certificates of deposit are based on the initial investment, plus accrued interest, which approximates fair value due to the short duration before maturity.

PIEtech, Inc.

Notes to Financial Statements, Continued

12.     Fair Value Measurements, Continued:

The Company’s fair value measurement of assets and liabilities include money-market funds and certificates of deposit not insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company periodically invests excess cash in money-market funds not insured by the FDIC. The Company believes that the investments in money market funds are on deposit with creditworthy financial institutions and that the funds are highly liquid. These money-market funds are considered Level 1 and are included in cash and cash equivalents in the balance sheets.

13.     Employee Retirement Plan:

The Company has an employee retirement plan under Section 401(k) of the Internal Revenue Code. The plan provides for salary reduction contributions by eligible employees and for Company matching contributions, subject to certain limitations. The plan also provides for discretionary Company contributions as determined annually by the Board of Directors. Total Company contributions were $390,030 for 2018 and $359,566 for 2017.

14.     Commitments and Contingencies:

During 2015, the Company entered into a lease agreement for office space that includes scheduled rent increases and was expected to expire in January 2020. This lease was terminated as of December 19, 2017 and the Company entered into a new lease agreement for additional office space that also includes scheduled rent increases and expires in December 2022. Rent expense amounted to $581,917 in 2018 and $405,185 in 2017.

During 2016, the Company entered into two lease agreements for certain vehicles requiring monthly payments of $1,234 and $1,323, respectively, and expiring in March 2019 and May 2019, respectively.

At December 31, 2018, the approximate minimum commitments for the lease agreements are as follows:

Year	Amount

2019	$599,826
2020	604,247
2021	619,353
2022	634,837
$2,458,263

PIEtech, Inc.

Notes to Financial Statements, Continued

14.     Commitments and Contingencies, Continued:

The Company entered into agreements with employees which allow for an annual bonus equal to a 1% share of the Company’s estimated distributions made to stockholders, plus any related income taxes. The employees share only in the excess of the minimum distributions allocated for stockholders to pay federal and state income taxes on the Company’s net income. The agreement will terminate automatically upon the employee’s termination of employment, death, a change in control of the Company, or an initial public offering of the Company’s securities. Under this agreement, the Company paid $58,000 in 2018 and $24,000 in 2017. These costs are expensed as incurred and recorded as a component of operating expenses in the accompanying statements of income.

The Company is involved in legal proceedings arising in the ordinary course of its business. Legal fees and other costs associated with such actions are expensed as incurred. The Company will record a provision for these claims when it is both probable that a liability has been incurred and the amount of the loss, or a range of the potential loss, can be reasonably estimated. These provisions are reviewed regularly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information or events pertaining to a particular case. Legal proceedings accruals are recorded when and if it is determined that a loss is both probable and reasonably estimable. For litigation matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but if the matter is material, it is subject to disclosures. The Company believes that liabilities associated with any claims, while possible, are not probable, and therefore has not recorded any accrual for any claims as of December 31, 2018 or 2017, respectively. Further, while any possible range of loss cannot be reasonably estimated at this time, the Company does not believe that the outcome of any of these proceedings, individually or in the aggregate, would, if determined adversely to it, have a material adverse effect on its financial condition or business, although an adverse resolution of legal proceedings could have a material adverse effect on the Company’s results of operations or cash flow in a particular quarter or year.

Certain of the Company’s revenues are subject to sales and use taxes in certain jurisdictions where it conducts business in the United States. During 2018 and 2017, the Company estimated that a sales and use tax liability of $124,832 and $152,620, respectively, related to multiple taxing jurisdictions with respect to revenues in the years ended December 31, 2018 and December 31, 2017, and prior years was probable. This amount is included in accrued expenses on the accompanying balance sheets.

Additional future information obtained from the applicable jurisdictions may affect the Company’s estimate of its sales and use tax liability, but such change in the estimate cannot currently be made.